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CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                                     Three Months Ended        Six Months Ended
                                                          June 30,                  June 30,
                                                   -----------------------  --------------------------
                                                       1995        1994         1995         1994
                                                   -----------  ----------  ------------  ------------
(A)   Income before cumulative effect of
       a change in accounting principle...........   $125,970    $ 63,091      $181,337      $ 33,096

     Cumulative effect of a change in
      accounting principle........................          -           -             -        (3,430)
                                                     --------    --------      --------      --------

(B)    Net Income.................................   $125,970    $ 63,091      $181,337      $ 29,666
                                                     ========    ========      ========      ========

EARNINGS PER SHARE

Based on average common shares
 outstanding
----------------------------------------

(C)    Average shares outstanding.................    140,914     142,139       142,571       143,368
                                                     ========    ========      ========      ========

(A/C)  Income before cumulative effect
        of a change in accounting principle.......   $   0.89    $   0.44      $   1.27      $   0.23
                                                     ========    ========      ========      ========
(B/C) Net income..................................   $   0.89    $   0.44      $   1.27      $   0.21
                                                     ========    ========      ========      ========

Based on average common and common
----------------------------------------
equivalent shares outstanding
----------------------------------------
Primary:
(D)    Average common equivalent shares...........        465       1,165           676         1,097
                                                     ========    ========      ========      ========
(E)    Average common and common
        equivalent shares (C + D).................    141,379     143,304       143,247       144,465
                                                     ========    ========      ========      ========
(A/E)  Income before cumulative effect
        of a change in accounting principle.......   $ 0.89(1)   $0.44(1 )       1.27(1)     $ 0.23(1)
                                                     ========    ========      ========      ========
(B/E) Net income..................................   $ 0.89(1)   $ 0.44(1)       1.27(1)     $ 0.21(1)
                                                     ========    ========      ========      ========

Fully diluted:
(F)    Average common equivalent shares...........        664       1,068         1,172         1,014
                                                     ========    ========      ========      ========
(G)    Average common and common
        equivalent shares (C + F).................    141,578     143,207       143,743       144,382
                                                     ========    ========      ========      ========
(I)    Interest expense on subordinated
        convertible debentures, net of tax........          -         479             -           958
                                                     ========    ========      ========      ========
((A+I)/G)  Income before cumulative effect
            effect of a change in accounting
            principle.............................   $ 0.89(1)   $ 0.44(1)     $ 1.26(1)     $ 0.23(2)
                                                     ========    ========      ========      ========

((B+I)/G) Net Income..............................   $ 0.89(1)   $ 0.44(1)     $ 1.26(1)     $ 0.21(2)
                                                     ========    ========      ========      ========
------------

(1)  Dilution is less than 3%.
(2)  Antidilutive.